Exhibit 32.2
SECTION 906 CERTIFICATION
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED
STATES CODE
     I, Stanley J. Talbi, certify that (i) MetLife Life and Annuity Company of Connecticut’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MetLife Life and Annuity Company of Connecticut.
Date: August 10, 2007
/s/ Stanley J. Talbi
Stanley J. Talbi
Executive Vice President and Chief Financial Officer
     A signed original of this written statement required by Section 906 has been provided to MetLife Life and Annuity Company of Connecticut and will be retained by MetLife Life and Annuity Company of Connecticut and furnished to the Securities and Exchange Commission or its staff upon request.